                                                                    EXHIBIT 11.1

                     COMPUTATION OF INCOME (LOSS) PER SHARE

                                               FOR THE NINE MONTHS               FOR THE YEAR                   FOR THE YEAR
                                               ENDED JUNE 30, 1989           ENDED JUNE 30, 1990            ENDED JUNE 30, 1991
                                           ---------------------------   ----------------------------   ----------------------------
                                             PRIMARY     FULLY DILUTED     PRIMARY      FULLY DILUTED     PRIMARY      FULLY DILUTED
                                              LOSS         LOSS PER          LOSS         LOSS PER          LOSS         LOSS PER
                                            PER SHARE      SHARE(3)       PER SHARE       SHARE (3)      PER SHARE       SHARE(3)
                                           -----------   -------------   ------------   -------------   ------------   -------------
Income (loss) before extraordinary
  item...................................  $(8,658,000)  $  (8,658,000)  $(20,589,000)  $ (20,589,000)  $(33,169,000)  $(33,169,000)
Extraordinary loss.......................           --              --             --              --             --             --
                                           -----------   -------------   ------------   -------------   ------------   -------------
Net income (loss):.......................  $(8,658,000)  $  (8,658,000)  $(20,589,000)  $ (20,589,000)  $(33,169,000)  $(33,169,000)
                                           -----------   -------------   ------------   -------------   ------------   -------------
                                           -----------   -------------   ------------   -------------   ------------   -------------
Weighted Average Shares:
  Common shares outstanding..............   17,478,120      17,478,120     16,500,000      16,500,000     16,493,499     16,493,499
  Exercise of stock options(1)...........           --       1,339,404             --       1,339,404             --      1,339,404
  Exercise of warrants(2)................           --       3,300,000             --       3,300,000             --      3,300,000
                                           -----------   -------------   ------------   -------------   ------------   -------------
  Common and equivalent shares
    outstanding..........................   17,478,120      22,117,524     16,500,000      21,139,404     16,493,499     21,132,903
                                           -----------   -------------   ------------   -------------   ------------   -------------
                                           -----------   -------------   ------------   -------------   ------------   -------------
Per Common and Equivalent Share:
  Net income (loss) before extraordinary
    item.................................  $     (0.50)  $       (0.39)  $      (1.25)  $       (0.97)  $      (2.01)  $      (1.57)
  Extraordinary loss.....................           --              --             --              --             --             --
                                           -----------   -------------   ------------   -------------   ------------   -------------
  Net income (loss)......................  $     (0.50)  $       (0.39)  $      (1.25)  $       (0.97)  $      (2.01)  $      (1.57)
                                           -----------   -------------   ------------   -------------   ------------   -------------
                                           -----------   -------------   ------------   -------------   ------------   -------------

                                                  FOR THE YEAR
                                               ENDED JUNE 30, 1992
                                           ---------------------------
                                                             FULLY
                                             PRIMARY        DILUTED
                                               LOSS         LOSS PER
                                            PER SHARE       SHARE(3)
                                           ------------   ------------
Income (loss) before extraordinary
  item...................................  $(17,130,000)  $(17,130,000)
Extraordinary loss.......................    (5,100,000)    (5,100,000)
                                           ------------   ------------
Net income (loss):.......................  $(22,230,000)  $(22,230,000)
                                           ------------   ------------
                                           ------------   ------------
Weighted Average Shares:
  Common shares outstanding..............    27,768,312     27,768,312
  Exercise of stock options(1)...........            --      1,582,317
  Exercise of warrants(2)................            --      3,300,000
                                           ------------   ------------
  Common and equivalent shares
    outstanding..........................    27,768,312     32,650,629
                                           ------------   ------------
                                           ------------   ------------
Per Common and Equivalent Share:
  Net income (loss) before extraordinary
    item.................................  $       (.62)  $       (.52)
  Extraordinary loss.....................          (.18)          (.16)
                                           ------------   ------------
  Net income (loss)......................  $       (.80)  $       (.68)
                                           ------------   ------------
                                           ------------   ------------

                                                  FOR THE YEAR              FOR THE TWELVE MONTHS            FOR THE SIX MONTHS
                                               ENDED JUNE 30, 1993         ENDED DECEMBER 31, 1993         ENDED JANUARY 2, 1993
                                           ---------------------------   ----------------------------   ----------------------------
                                             PRIMARY     FULLY DILUTED     PRIMARY      FULLY DILUTED     PRIMARY      FULLY DILUTED
                                             INCOME       INCOME PER         LOSS         LOSS PER          LOSS         LOSS PER
                                            PER SHARE        SHARE        PER SHARE       SHARE (3)      PER SHARE       SHARE(3)
                                           -----------   -------------   ------------   -------------   ------------   -------------
Income (loss) before extraordinary
  item...................................  $10,114,000   $  10,114,000   $ (2,147,000)  $  (2,147,000)  $(10,771,000)  $(10,771,000)
Extraordinary loss.......................           --              --    (11,684,000)    (11,684,000)            --             --
                                           -----------   -------------   ------------   -------------   ------------   -------------
Net income (loss)........................  $10,114,000   $  10,114,000   $(13,831,000)  $ (13,831,000)  $(10,771,000)  $(10,771,000)
Weighted Average Shares:
  Common shares outstanding..............   35,166,747      35,166,747     35,500,014      35,500,014     34,836,773     34,836,773
  Exercise of stock options(1)...........    1,582,317       1,582,317             --       2,801,372             --      1,581,404
  Exercise of warrants(2)................    3,300,000       3,300,000             --       3,300,000             --      3,300,000
                                           -----------   -------------   ------------   -------------   ------------   -------------
  Common and equivalent shares
    outstanding..........................   40,049,064      40,049,064     35,500,014      41,601,386     34,836,773     39,718,177
                                           -----------   -------------   ------------   -------------   ------------   -------------
                                           -----------   -------------   ------------   -------------   ------------   -------------
Per Common and Equivalent Share:
  Income (loss) before extraordinary
    item.................................  $      0.25   $        0.25   $      (0.06)  $       (0.05)  $      (0.31)  $      (0.27)
  Extraordinary loss.....................           --              --          (0.33)          (0.28)            --             --
                                           -----------   -------------   ------------   -------------   ------------   -------------
  Net income (loss)......................  $      0.25   $        0.25   $      (0.39)  $       (0.33)  $      (0.31)  $      (0.27)
                                           -----------   -------------   ------------   -------------   ------------   -------------
                                           -----------   -------------   ------------   -------------   ------------   -------------

                                               FOR THE SIX MONTHS
                                             ENDED DECEMBER 31, 1993
                                           ---------------------------
                                                             FULLY
                                             PRIMARY        DILUTED
                                               LOSS         LOSS PER
                                            PER SHARE       SHARE(3)
                                           ------------   ------------
Income (loss) before extraordinary
  item...................................  $(23,032,000)  $(23,032,000)
Extraordinary loss.......................   (11,684,000)   (11,684,000)
                                           ------------   ------------
Net income (loss)........................  $(34,716,000)  $(34,716,000)
Weighted Average Shares:
  Common shares outstanding..............    35,500,014     35,500,014
  Exercise of stock options(1)...........            --      2,801,372
  Exercise of warrants(2)................            --      3,300,000
                                           ------------   ------------
  Common and equivalent shares
    outstanding..........................    35,500,014     41,601,386
                                           ------------   ------------
                                           ------------   ------------
Per Common and Equivalent Share:
  Income (loss) before extraordinary
    item.................................  $      (0.65)  $      (0.55)
  Extraordinary loss.....................         (0.33)         (0.28)
                                           ------------   ------------
  Net income (loss)......................  $      (0.98)  $      (0.83)
                                           ------------   ------------
                                           ------------   ------------

(1) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.
(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.
(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because of the antidilutive effect on net loss per share.

                                                                    EXHIBIT 11.1
                                                                     (CONTINUED)

                  COMPUTATION OF PRO FORMA INCOME PER SHARE(1)
                                  (UNAUDITED)

                                                 FOR THE YEAR              FOR THE TWELVE MONTHS          FOR THE SIX MONTHS
                                              ENDED JUNE 30, 1993         ENDED DECEMBER 31, 1993       ENDED DECEMBER 31, 1993
                                          ---------------------------   ---------------------------   ---------------------------
                                            PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                            INCOME       INCOME PER       INCOME       INCOME PER       INCOME       INCOME PER
                                           PER SHARE        SHARE        PER SHARE        SHARE        PER SHARE        SHARE
                                          -----------   -------------   -----------   -------------   -----------   -------------
Net income..............................  $34,704,000    $ 34,704,000   $35,116,000    $ 35,116,000   $ 2,730,000    $  2,730,000
                                          -----------   -------------   -----------   -------------   -----------   -------------
                                          -----------   -------------   -----------   -------------   -----------   -------------
Weighted Average Shares:
  Common shares outstanding.............   35,166,747      35,166,747    35,500,014      35,500,014    35,500,014      35,500,014
  Shares to be issued in the
     Offerings..........................    6,250,000       6,250,000     6,250,000       6,250,000     6,250,000       6,250,000
  Exercise of stock options(1)..........    1,582,317       1,582,317     2,162,422       2,801,372     2,474,127       2,801,372
  Exercise of warrants(2)...............    3,300,000       3,300,000     3,300,000       3,300,000     3,300,000       3,300,000
                                          -----------   -------------   -----------   -------------   -----------   -------------
  Common and equivalent shares
     outstanding........................   46,299,064      46,299,064    47,212,436      47,851,386    47,524,141      47,851,386
                                          -----------   -------------   -----------   -------------   -----------   -------------
                                          -----------   -------------   -----------   -------------   -----------   -------------
  Net income per common and equivalent
     share..............................  $      0.75    $       0.75   $      0.74    $       0.73   $      0.06    $       0.06
                                          -----------   -------------   -----------   -------------   -----------   -------------
                                          -----------   -------------   -----------   -------------   -----------   -------------

(1) The computation of pro forma income per share gives effect to (i) the NAB Acquisition and the related incurrence of debt to finance such acquisition,
    (ii) the incurrence of indebtedness under the Credit Agreement to retire the GECC Mortgage Loan (as defined in "Certain Transactions") and to refinance the term loans outstanding under the Company's Original Credit Agreement (as defined in "Certain Transactions"), (iii) the offering (the "1994 Note Offering") of the Company's 8 1/4% Subordinated Notes due 2002 (the "8 1/4% Subordinated Notes") and the application of the net proceeds therefrom to redeem the Company's 14% Subordinated Debentures due 2000 (the "14% Subordinated Debentures"), (iv) the Offerings of Common Stock and the application of the net proceeds to the Company therefrom to repay indebtedness outstanding under the Credit Agreement and (v) the elimination of a one-time charge for incentive stock and other compensation expense.
(2) Amount represents the number of shares issued assuming exercise of stock options, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.
(3) Amount represents the number of common shares issued assuming exercise of warrants outstanding.